EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report dated February 15, 2001 included in this Form 10-K into the previously filed Registration Statement File Nos. 333-33972, 333-37634, 333-41717, 333-70091, 333-74591, 333-74727, 333-74879, 333-84349 and 333-90931
on Form S-8 of Omnicom Group Inc. and into the previously filed Registration Statement File Nos. 333-22589, 333-35670, 333-43883, 333-44481, 333-44483,
333-47047, 333-47342, 333-47426, 333-52828 and 333-55386 on Form S-3 of Omnicom
Group Inc.

                                                             ARTHUR ANDERSEN LLP

New York, New York
March 26, 2001